eLoyalty Fourth Quarter 2006 Earnings Webinar February 14, 2007

Safe Harbor Language During today's call we will be making both historical and forward- looking statements in order to help you better understand our business. These forward looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives. Any forward-looking statements speak only as of today's date. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31, 2005, our quarterly reports on Form 10-Q,as well as our press release issued earlier today. eLoyalty undertakes no obligation to publicly update or revise any forward-looking statements in this call. Also, be advised that this call is being recorded and is copyrighted by eLoyalty Corporation. If you are not in agreement with this, you should drop off the call now.

Discussion Topics Q4 Summary and eLoyalty Overview Q4 2006 Results Behavioral Analytics(tm) Update Q1 2007 Guidance and 2007 Outlook

Q4 Summary Strong overall revenue performance Increase in traditional Consulting revenue Continued CIPCC momentum Significant new Behavioral Analytics(tm) activity Successful completion of $18 million Rights Offering Positioned for further growth in Q1

eLoyalty Strategy Build upon our CRM and Contact Center Consulting platform to create a rapidly growing Managed Services and Consulting Company Service Line focus Converged IP for Contact Centers (CIPCC)...delivering and supporting Cisco's Converged IP solutions for Contact Centers Behavioral Analytics(tm)...a unique, proprietary Managed Analytics service

Fourth Quarter Financial Results Summary $20.0 million of Services Revenue $23.7 million of Total Revenue $0.6 million of Adjusted Earnings Loss $1.2 million Loss Before Non Cash Compensation Expenses

Fourth Quarter Revenue Review

Managed Services Backlog Trend ($000's) Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 Q4 2006 11931 23414 26727 44905 63870 60824 60699 Behavioral Analytics(tm) Backlog represents 63% of ending Q4 Managed Services Backlog

Q4 P&L Overview and Comparison to Q3 $0.5 million increase in Services Revenue $2.4 million sequential decrease in Adjusted Earnings $1.2 million impact of Behavioral Analytics(tm) contract adjustment in Q3 $1.4 million decrease in Cisco incentives Deferred Revenue $1.2 million of new Deferred Revenue in Q4 $0.8 million previously Deferred Revenue was recognized in Q4 Ending headcount was 406 Up 3% from Q3 Continued hiring in CIPCC and Behavioral Analytics(tm) Service Lines

Fourth Quarter Balance Sheet Review Key Balance Sheet Measures $31.9 million in Cash $12.8 million in Accounts Receivable 49 Day DSO The key factor impacting the Balance Sheet in Q4 was the successful completion of the $18 million Rights Offering

Behavioral Analytics(tm) Update Behavioral Analytics(tm) is a Managed Analytics Service Our Service converts huge volumes of unstructured customer conversations into highly actionable business data ~20 customers across the 3 stages of our Customer Engagement Lifecycle In Q4 we added 4 new assessment customers and 1 customer was moved into production We continue to invest heavily to build out our service Summary Very large market opportunity Hitting important milestones Very, very early stage of revenue ramp Significant investments will be required to build out our Managed Service

First Quarter Guidance Quarterly Guidance Principles We only provide guidance for Services revenue Our objective is to achieve the Mid-Point of our guidance range, and we will strive to be within +/- 5% of the top/bottom our guidance range We currently expect to see strength across all three of our principal Service Lines in Q1 Our Q1 Services revenue guidance is $21.8 million to $22.8 million

2007 Outlook Discussion Traditional Consulting and CIPCC Service Lines should generate significant positive EBITDA in 2007 Investing heavily to build out Behavioral Analytics(tm) service and defensible competitive position Our objective is to be approximately EBITDA breakeven in 2007 Key metrics to monitor in 2007 include CIPCC Revenue New Behavioral Analytics(tm) Assessments New Behavioral Analytics(tm) Deployments Managed Services Backlog growth

Q&A

Summary Building on a solid consulting and integration track record Behavioral Analytics(tm) is a revolutionary new application Our CIPCC Service Line is well positioned to benefit from the rapid adoption of Converged IP in Contact Centers We are very early in our growth cycle... But we are hitting important milestones

Thank You Kelly Conway (847) 582-7200 Kelly_Conway@eLoyalty.com Steve Pollema (847) 582-7100 Steve_Pollema@eLoyalty.com